Exhibit 1.1

BIOFRONTERA, INC.

3,600,000 UNITS CONSISTING OF

3,600,000 SHARES OF COMMON STOCK

WARRANTS TO PURCHASE 3,600,000 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

October 28, 2021

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Drive

Newport Beach, CA 92660

and

THE BENCHMARK COMPANY, LLC

150 East 58th St, 17th Floor

New York, NY 10155

as the representatives of the several underwriters, if any,

named in Schedule I hereto

Ladies and Gentlemen:

The undersigned, Biofrontera Inc., a company incorporated under the laws of Delaware (collectively with its subsidiaries, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries of Biofrontera, Inc., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representatives (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which Roth Capital Partners, LLC and The Benchmark Company, LLC are acting as representatives to the several Underwriters (the “Representatives” and if there are no Underwriters other than the Representatives, references to multiple Underwriters shall be disregarded and the term Representatives as used herein shall have the same meaning as “Underwriter”) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Securities as soon as the Representatives deem it advisable to do so. The Public Securities are to be initially offered to the public at the public offering price set forth in the Prospectus.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Closing Securities and, if any, the Option Securities in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representatives and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a)(ii).

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Units” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Warrants” shall have the meaning ascribed to such terms in Section 2.1(a).

“Combined Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means Grant Thornton LLP, with offices located at 90 State House Square, Suite 1020, Hartford, CT 06103.

“Company Counsel” means McGuireWoods LLP, with offices located at 1251 Avenue of the Americas 20th Floor, New York, NY 10020-1104.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted or ratified for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (b) the filing of any registration statement on Form S-8 with respect to the registration of securities to be issued pursuant to any stock or option plan described in clause (a), (c) securities issued for conversion of any debt of the Company outstanding on the date of this Agreement, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 180 days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors and Biofrontera AG, as holder of all of the Company’s issued and outstanding Common Stock and Common Stock Equivalents prior to the consummation of this Offering, in the form of Exhibit A attached hereto.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Securities” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Warrants” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means, if any, any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means, if any, any supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission.

“Public Securities” means, collectively, the Closing Securities and, if any, the Option Securities.

“Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form S-1 (File No. 333-257722) with respect to the Securities, each as amended as of the date hereof, including the Prospectus and Prospectus Supplement, if any, the Preliminary Prospectus, if any, and all exhibits filed with or incorporated by reference into such registration statement, and includes any Rule 462(b) Registration Statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Public Securities, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities” means the Closing Securities, the Option Securities and the Warrant Shares.

“Shares” means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a)(i) and Section 2.2(a).

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“SHLLP” means Schiff Hardin LLP with offices located at 901 K Street NW, Suite 700, Washington, DC 20001.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange OTCQX or OTCQB (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Warrant Agency Agreement, the Lock-Up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with offices located at 150 Royall Street, Canton, MA 02021, and any successor transfer agent of the Company.

“Unit Purchase Option” shall have the meaning ascribed to such term in Section 2.3(a)(ii), the form of which is attached as Exhibit E.

“Warrant Agency Agreement” means the warrant agency agreement dated on or about the date hereof, among the Company and Computershare Trust Company, N.A in the form of Exhibit F attached hereto.

“Warrant Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Closing Warrants and the Option Warrants, if any.

“Warrants” means the warrants in the form filed as an exhibit to the Registration Statement, exercisable into an aggregate of 3,600,000 shares of Common Stock (4,140,000) shares of Common Stock, if the Over-Allotment Option is exercised in full) , which shall have an exercise price of $5.00 per share (subject to adjustment as provided in the Warrants).

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate 3,600,000 units (the “Closing Units”) consisting of (i) an aggregate of 3,600,000 shares of Common Stock (the “Closing Shares”), and (ii) Warrants, exercisable to purchase an aggregate of 3,600,000 shares of Common Stock, which Warrants shall have an exercise price of $5.00, subject to adjustment as provided therein (the “Closing Warrants” and, collectively with the Closing Shares the “Closing Securities”, and each Underwriter agrees to purchase, severally and not jointly, at the Closing,the number of Closing Units set forth opposite the name of such Underwriter on Schedule I hereof. The Closing Shares and Closing Warrants included in the Closing Units will trade separately immediately following the consummation of the offering.

(b) The aggregate purchase price for the Closing Units shall equal the amount set forth opposite the name of such Underwriter on Schedule I hereto (the “Closing Purchase Price”). The combined purchase price for one Closing Unit shall be $4.65 (the “Combined Purchase Price”) which shall be allocated as $ 4.6407 per Share (the “Share Purchase Price”) and $0.0093 per Warrant (the “Warrant Purchase Price”); and

(c) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of SHLLP or such other location as the Company and Representatives shall mutually agree. The Public Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Representatives are hereby granted an option (the “Over-Allotment Option”), exercisable from time to time and on one or more occasions,”) to purchase, in the aggregate, up to 540,000 shares of Common Stock (the “Option Shares”) and up to 540,000 Warrants (the “Option Warrants” and, collectively with the Option Shares, the “Option Securities”) which may be purchased in any combination of Option Shares and/or Option Warrants at the Share Purchase Price and/or the Warrant Purchase Price, respectively. In addition, the Company will pay to the Underwriters a non-accountable expense allowance in the amount of one percent (1%) of the Offering price of the Option Securities purchased by the Underwriters at each Over-Allotment Option Closing.

(b) In connection with an exercise of the Over-Allotment Option, (a) the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased and (b) the purchase price to be paid for the Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants to be purchased (the aggregate purchase price to be paid on an Option Closing Date is referred to as the “Option Closing Purchase Price”).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Securities within 30 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representatives. The Over-Allotment Option granted hereby may be exercised, in whole or in part, on one or more occasions, by the giving of oral notice to the Company from the Representatives, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (each, an “Option Closing Date”), which will not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of SHLLP or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon each exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Warrants specified in such notice. The Representatives may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. (a) The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(i) At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(ii) At the Closing Date, the Closing Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants, in definitive form, in such denominations and registered in such names as the Representatives or their designees request, to the several Underwriters;

(iii) At the Closing Date, and each Option Closing Date, if any, to the underwriters, a unit purchase option (the “Unit Purchase Option”) to purchase up to a number of units (each consisting of one share of Common Stock and one Warrant to purchase a share of Common Stock) equal to three percent (3%), respectively, of (i) the Closing Units on such Closing Date, and (ii) the sum of the Option Shares, and the Option Warrants, respectively, on such Option Closing Date, as applicable, for the accounts of the Representatives and such other Underwriters as the Representatives may specify (or their designees), which Unit Purchase Option shall have an exercise price per Unit of $6.25 (125% of the Offering Price), and in the case of the Option Closings, such Unit Purchase Option shall have an exercise price per Option Share of $6.2375 and an exercise price per Option Warrant of $0.0125, subject to adjustment therein, and registered in the names of the Representatives and such other Underwriters as the Representatives may specify), and/or their respective designees;

(iv) At the Closing Date, the Warrant Agency Agreement duly executed by the parties thereto;

(v) At the Closing Date, a legal opinion of Company Counsel addressed to the Underwriters, including, without limitation, a negative assurance letter, and as to the Closing Date and as to each Option Closing Date, if any, a bring-down opinion from Company Counsel in form and substance reasonably satisfactory to the Representatives including, without limitation, a negative assurance letter, addressed to the Underwriters and in form and substance satisfactory to the Representatives;

(vi) Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representatives from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(vii) On the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, substantially in the form required by Exhibit C attached hereto;

(viii) On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit D attached hereto; and

(ix) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(v) by the Execution Date, if required by FINRA, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;

(vi) the Closing Securities have been approved for listing on the Trading Market; and

(vii) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the Prospectus. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Prospectus. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which the Company is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Registration Statement, Preliminary Prospectus and Prospectus, (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”) and (iii) any filings with The Nasdaq Capital Market.

(f) Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Prospectus or Prospectuses, for the registration of the Securities under the Securities Act, which Registration Statement at each time it was filed or amended, complied in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. The Registration Statement has been declared effective by the Commission on the date hereof (the “Effective Date”). The Company has filed with the Commission a registration under the Exchange Act of its Common Stock, Warrants and the Unit Purchase Option; and that registration has been declared effective by the Commission as of the date hereof.

(g) Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Warrants, and the Unit Purchase Option. The holder of the Securities will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(h) Capitalization. The capitalization of the Company is as set forth in the Registration Statement. The Company has not issued any capital stock since October 26, 2021, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the Effective Date. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or the capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Underwriters). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i) Financial Statements. The financial statements of the Company included in the Registration Statement and Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement and the Prospectus, conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except for a violation which would not reasonably be expected to have a Material Adverse Effect.

(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement and Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and (vi) no officer or director of the Company has resigned from any position with the Company. Unless otherwise disclosed in the Registration Statement and Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(k) Litigation. There is no material action, suit, proceeding, arbitration, litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or, to the knowledge of the Company, any of its directors or officers (collectively, an “Action”) which is required to be disclosed but has not been disclosed in the Registration Statement or the Prospectus. Without limitation of the foregoing, and to the knowledge of the Company, there is not pending or threatened, any investigation by the Commission, of the Company, or director or officer of the Company or any of its Subsidiaries. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of federal, state, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement and Prospectus and which the failure to do so could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as disclosed in the Registration Statement and Prospectus, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Except as disclosed in the Registration Statement and Prospectus, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement and Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. Except as disclosed in the Registration Statement and Prospectus, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business as it is now conducted and at a cost that would not result in a Material Adverse Effect.

(q) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement and Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as disclosed in the Registration Statement and Prospectus, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(s) Certain Fees. Except as set forth in the Registration Statement and Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v) Listing and Maintenance Requirements. The Common Stock will be registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(w) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(x) Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time each became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the applicable rules and regulations. The Preliminary Prospectus and the Prospectus, as amended or supplemented, each as of its respective date, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus or Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(y) Intentionally omitted.

(z) Intentionally omitted.

(aa) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) taken any action that would reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding under any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(cc) Accountants. To the knowledge and belief of the Company, the Company Auditor is an independent registered public accounting firm as required by the Exchange Act. Except as disclosed in the Registration Statement and the Prospectus, the Company Auditor has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(dd) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is, to the knowledge of the Company, being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ee) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ff) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(gg) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(hh) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering and in the Lock-Up Agreement provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(ii) FINRA Affiliation. To the Company’s knowledge, other than John J. Borer III, no officer, director or any beneficial owner of 5% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. The Company will advise the Representatives and SHLLP if it learns that any other officer, director or owner of 5% or more of the Company’s outstanding shares of Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(jj) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representatives or SHLLP shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(kk) Board of Directors. The Board of Directors is, and upon completion of this offering will be, comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, by the end of the phase-in period permitted by the rules of the Trading Market, at least a majority of the persons serving on the Board of Directors will qualify as “independent” as defined under the rules of the Trading Market.

(ll) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to which the Representatives shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424.

(c) Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its reasonable best efforts to maintain the registration of the Common Stock and Warrants under the Exchange Act. The Company will not deregister the Common Stock or the Warrants under the Exchange Act without the prior written consent of the Representative.

(d) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representatives. Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its reasonable best efforts to cause the Registration Statement to remain effective with a current prospectus until nine (9) months from the Execution Date, and the date on which the Warrants are no longer outstanding, and will notify the Underwriters and holders of the Warrants immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Intentionally omitted.

4.6 Reports to the Underwriters Expenses of the Offering.

(a) Trading Reports. During such time as the Closing Shares, Option Shares and Warrant Shares are listed on the Trading Market, the Company shall provide to the Underwriters, at the Company’s expense, such reports published by the Trading Market relating to price and trading of such shares, as the Underwriters shall reasonably request.

(b) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Shares) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Closing Shares, and Option Shares on the Trading Market and such other stock exchanges as the Company and the Representatives together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other foreign jurisdictions as the Representatives may reasonably designate (including, without limitation, all filing and registration fees, and the fees and expenses of Blue Sky counsel); (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; (f) the costs and expenses of the Company’s public relations firm; (g) the costs of preparing, printing and delivering the Securities; (h) fees and expenses of the Transfer Agent for the Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; (l) the Underwriters’ costs of mailing prospectuses to prospective investors; (m) the costs associated with advertising the Offering in the national editions of the Wall Street Journal and New York Times after the Closing Date; (n) the fees and expenses of SHLLP; (o) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $7,500 in the aggregate; (p) the cost for the Underwriters’ use of IPreo’s book-building, prospectus tracking and compliance software (or other similar software) for the Offering; and (q) the Underwriters’ actual “road show” expenses for the Offering; provided that the Company’s obligation to reimburse the Underwriters for their reimbursable fees and expenses (including the fees and expenses of SHLLP) shall be limited in the aggregate to $150,000. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

4.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.8 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.9 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.10 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11 Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Execution Date. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.12 FINRA. Except as disclosed in the Registration Statement and the Prospectus, the Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an Underwriter.

4.13 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

4.14 Right of Participation. Provided that the Closing Securities are sold in accordance with the terms of this Agreement, the Representatives shall have the right to act as lead or joint-lead investment banker, lead or joint book-runner and/or lead or joint placement agent, if the Company decides to pursue any private or public offering of equity, equity-linked or debt securities for a period of twelve (12) months after the date the Offering is completed, on terms customary to each Representative engaged in such offering and reasonably acceptable to the Company.

4.15 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.16 Securities Laws Disclosure; Publicity. At the request of the Representatives, by 8:00 a.m. (New York City time) on the Business Day following the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representatives shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representatives’ prior written consent, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

4.17 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

4.18 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option and shares of Common Stock pursuant to any exercise of the Closing Warrants, the Option Warrants and the Underwriters’ Warrant.

4.19 Listing of Securities. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock and the Warrants on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Closing Shares, Closing Warrants, the Option Shares, the Option Warrants and the Warrant Shares on the Nasdaq Capital Market and promptly secure the listing of all of the Closing Shares, Closing Warrants, and the Option Shares, the Option Warrants and the Warrant Shares, on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Closing Shares and Option Shares, and will take such other action as is necessary to cause all of the Closing Shares and Option Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.20 Subsequent Equity Sales. (a) From the date hereof until May 2, 2022 (six months from Closing) neither the Company nor any Subsidiary shall issue, enter into any agreement to issue any shares of Common Stock or Common Stock Equivalents; and (b) notwithstanding the foregoing, this Section 4.20 shall not apply in respect of an Exempt Issuance.

4.21 Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representatives are full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representatives, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representatives, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any Person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all documented legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject (a) under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the applicable Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, if any, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (b) involving or relating in any way to any claim, litigation or other action involving Biofrontera, AG that is commenced by a shareholder of Biofrontera, AG, within or without the United States of America, and irrespective whether any Underwriters, Controlling Persons or Selected Dealers are made a party in any such action or are merely required to produce records or provide testimony. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

6.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and reasonable and documented fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual, reasonable and documented expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3 Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.

6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter. The Underwriters’ obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.

(b) Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representatives their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of SHLLP up to $40,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representatives. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BIOFRONTERA INC.

By:	/s/ Hermann Lübbert
Name:	Prof. Dr. Hermann Lübbert
Title:	Chief Executive Officer

Address for Notice:

Prof. Dr. Hermann Lübbert

Chief Executive Officer

Biofrontera, Inc.

120 Presidential Way, Suite 330

Woburn, MA 01801

Copy to:

Stephen E. Older, Esq.

McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, NY 10020-1104

Accepted on the date first above written.

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Drive

Newport Beach, CA 92660

As the representative of the several underwriters,

if any, named in Schedule I hereto

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

Address for Notice:

Aaron M. Gurewitz, Head of Equity Capital Markets

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Copy to:

Ralph V. De Martino

Schiff Hardin LLP

901 K Street NW, Suite 700

Washington, DC 20001

Accepted on the date first above written.

THE BENCHMARK COMPANY, LLC

150 East 58th St, 17th Floor

New York, NY 10155

As the representative of the several underwriters,

if any, named in Schedule I hereto

By:	/s/ Michael S. Jacobs
Name:	Michael S. Jacobs
Title:	Head of Equity Capital Markets

Address for Notice:

Michael Jacobs, Head of Equity Capital Markets

THE BENCHMARK COMPANY, LLC

150 East 58th St, 17th Floor

New York, NY 10155

Copy to:

Ralph V. De Martino

Schiff Hardin LLP

901 K Street NW, Suite 700

Washington, DC 20001

SCHEDULE I

Schedule of Underwriters

UNDERWRITERS	CLOSING UNITS[1]	CLOSING PURCHASE PRICE

ROTH CAPITAL PARTNERS, LLC	1,836,000	$8,537,400

THE BENCHMARK COMPANY, LLC	1,764,000	$8,202,600

TOTAL	3,600,000	$16,740,000

1 Each Closing Unit consists of one (1) Closing Share and one (1) Closing Warrant. The Closing Shares and Closing Warrants included in the Closing Units will trade separately immediately following the consummation of the offering.

EXHIBIT A

LOCK-UP AGREEMENT

[______ __], 2021

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

The Benchmark Company, LLC

150 East 58th Street 17th Floor

New York, New York 10155

Re: Biofrontera, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of the Company’s common stock of the Company, $0.001 par value per share (“Common Stock”), or securities convertible into, exchangeable, or exercisable for Common Stock (“Securities”). The Company proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with you as Representatives of the underwriters (the “Representatives”), with respect to a public offering of the Company’s Common Stock (the “Offering”). The undersigned acknowledges that the Offering will be of benefit to the undersigned. The undersigned also acknowledges that you and each underwriter to be named in the Underwriting Agreement will rely on the representations and agreements of the undersigned contained in this letter in connection with entering into the Underwriting Agreement and performing your and their obligations thereunder. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing and as an inducement to the underwriters, the undersigned hereby agrees that the undersigned will not, without your prior written consent (which consent may be withheld in your sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any shares of Common Stock or any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned[, or publicly announce the undersigned’s intention to do any of the foregoing]2 (provided, however, that the undersigned may (i) complete one or more gift transfers of Securities to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act) who agree in writing to be similarly bound for the remainder of the Lock-up Period (as defined below), (ii) transfer Securities to one or more trusts for bona fide estate planning purposes, in each case without prior written consent and upon three (3) business days’ written notice to you, ), for a period commencing on the date hereof and continuing through the close of trading on the date one hundred and eighty (180) days following the Closing Date, as defined in the Underwriting Agreement, subject to adjustment as discussed below (the “Lock-up Period”) or (iii) transfer Securities by means of a private resale transaction to one or more institutional investors who agree in writing to be similarly bound for the remainder of the Lock-up Period.

2 NTD: Not to be included in lock-up agreement signed by Biofrontera AG.

The foregoing restrictions have been expressly agreed to preclude the holder of shares of Common Stock and/or the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of Common Stock or Securities during the Lock-up Period, even if such shares of Common Stock or Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any shares of Common Stock or Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from shares of Common Stock or Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

The undersigned understands that the underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This Lock-up Agreement will be deemed to have been made and delivered in the State of New York, and both the binding provisions of this Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Lock-up Agreement will be instituted exclusively in the courts located in the City of New York, State of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the City of New York, State of New York, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless the New York court in which such action or proceeding was commenced first declines jurisdiction. The undersigned further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the undersigned mailed by certified mail to the undersigned’s address will be deemed in every respect effective service of process upon the undersigned. Nothing in this Lock-up Agreement shall constitute an obligation to purchase shares of Common Stock, or Securities of the Company. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Representatives.

[Signature Page Follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

EXHIBIT B

AUTHORIZED REPRESENTATIVES

Name	Title	Signature

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

EXHIBIT E

FORM OF UNIT PURCHASE OPTION

THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT THE SECURITIES EVIDENCED BY THIS UNIT PURCHASE OPTION MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS UNIT PURCHASE OPTION AGREES THAT THE SECURITIES EVIDENCED BY THIS UNIT PURCHASE OPTION WILL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS UNIT PURCHASE OPTION OR THE SECURITIES EVIDENCED BY THIS UNIT PURCHASE OPTION, FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN TO ANY MEMBER PARTICIPATING IN THE OFFERING AND THE OFFICERS OR PARTNERS THEREOF, IF ALL SECURITIES SO TRANSFERRED REMAIN SUBJECT TO THE LOCK-UP RESTRICTION SET FORTH ABOVE FOR THE REMAINDER OF THE TIME PERIOD.

BIOFRONTERA, INC.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF [●] UNITS

EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK

AND ONE WARRANT TO PURCHASE COMMON STOCK

Unit Purchase Option No.: __________

Number of Units: [●]

Date of Issuance: November [●], 2021 (“Issuance Date”)

Date of Commencement of Sales Pursuant to the

Underwriting Agreement: October 28, 2021

(“Sales Commencement Date”)

BIOFRONTERA, INC. (THE “COMPANY”) HEREBY CERTIFIES THAT, in consideration of $100.00 duly paid by or on behalf of all of the recipients of Unit Purchase Options, [●] (“Holder”), as registered owner of this Unit Purchase Option (“Unit Purchase Option” or “UPO”), Holder is entitled, at any time or from time to time commencing on the “Commencement Date”, which shall be the effective date (the “Effective Date”) of the Company’s registration statement on Form S-1 (File No.: 333-257722) (the “Registration Statement”) pursuant to which units (each unit consisting of one share of the Company’s Common Stock, par value $0.001 per share (“Share”), and one Warrant of the Company) are offered for sale to the public (the “Offering”) by and at or before 5:00 p.m., Eastern Time, on the fifth anniversary of the Effective Date (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] units (the “Units”),3 each Unit consisting of one Share and one Warrant of the Company. The Warrant included in each Unit will be identical to the Warrants included in the Units offered to the public by the Company pursuant to the Registration Statement. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this UPO may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the UPO. This UPO is initially exercisable at $[ ] per Unit (or 125% of the public offering price of the Units being sold in the Offering) so purchased; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this UPO, including the exercise price per Unit and the number of Units to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. This UPO is one of the UPOs issued pursuant to (i) Section 2.3(a)(ii) of the Underwriting Agreement, dated as of October [●], 2021, by and among the Company and Roth Capital Partners, LLC and The Benchmark Company, LLC, as the Representatives of the several underwriters, if any, named in Schedule I thereto (the “Underwriting Agreement”) and (ii) the Company’s Registration Statement.

3 [Insert 3.0% of Units issued in the Offering including overallotment]

1. EXERCISE OF UPO.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this UPO may be exercised by the Holder on any day on or after the Exercisability Date, on one or more occassions, in whole or in part (but not as to fractional shares), by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”) of the Holder’s election to exercise this UPO. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Within two (2) Trading Days of the delivery of such Exercise Notice, if the Holder is not electing a Cashless Exercise (as defined below) pursuant to Section 1(d) of this UPO, the Holder shall pay to the Company an amount equal to the applicable Exercise Price multiplied by the number of Units as to which this UPO is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”). The Holder shall not be required to surrender this UPO in order to effect an exercise hereunder; provided, however, that in the event that this UPO is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this UPO to the Company for cancellation within a reasonable time after such exercise. On or before the first Trading Day following the date on which the Company has received the Exercise Notice (the date upon which the Company has received the Exercise Notice, the “Exercise Date”), the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Notice on or before the second Trading Day following the date on which the Company has received the Exercise Notice. On or before the second Trading Day following the date on which the Company has received the Exercise Notice, provided the Aggregate Exercise Price has been received by the Company prior to such Trading Day (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Holder, credit such aggregate number of shares of Common Stock and Warrants included in the Units to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y), if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Shares and Warrants to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and payment of the Aggregate Exercise Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares and Warrants with respect to which this UPO has been exercised, irrespective of the date such Shares and Warrants are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Shares and Warrants, as the case may be. If this UPO is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Units represented by this UPO submitted for exercise is greater than the number of Units being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any such submission and at its own expense, issue a new UPO (in accordance with Section 7(d)) representing the right to purchase the number of Units purchasable immediately prior to such exercise under this UPO, less the number of Units with respect to which this UPO has been and/or is exercised. The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Units upon exercise of this UPO; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Shares, Warrants or UPOs in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this UPO or receiving Units upon exercise hereof.

(b) Exercise Price. For purposes of this UPO, “Exercise Price” means $6.25 subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within five (5) Business Days of the Exercise Date certificates for the number of Shares and Warrants included in the Units to which the Holder is entitled and register such Shares and Warrants on the Company’s share and warrant register, or to credit the Holder’s balance account with DTC for such number of Shares and Warrants included in the Units to which the Holder is entitled upon the Holder’s exercise of this UPO, and if on or after such Trading Day the Holder purchases, or another Person purchasers on the Holder’s behalf or for the Holder’s account (in an open market transaction or otherwise) Shares and Warrants to deliver in satisfaction of a sale by the Holder of Shares and Warrants issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s written request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Shares and Warrants so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificates (and to issue such Shares and Warrants) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Shares and Warrants and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Shares and Warrants, respectively, times (B) the Weighted Average Price (as reported by Bloomberg) of the Shares and Warrants, respectively, on the date of the event giving rise to the Company’s obligation to deliver such certificates.

(d) Cashless Exercise. In lieu of the payment of the Exercise Price multiplied by the number of Units for which this UPO is exercisable (and in lieu of being entitled to receive Units) in the manner required by Section 1(a), the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this UPO into Units (the “Conversion Right”) as follows:

1. (A) Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units equal to the quotient obtained by dividing (x) the Value of the portion of the UPO being converted by (y) the combined Current Market Price of a Share and a Warrant.

2. (B) The “Value” of the portion of the UPO being converted shall equal the remainder derived by subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this UPO being converted, from (b) the combined Current Market Value of a Share and a Warrant multiplied by the number of Units underlying the portion of the UPO being converted.

3. (C) As used herein, the term “Current Market Value” per Unit at any date means the remainder derived by subtracting (x) the exercise price per Unit from (y) the combined Current Market Price of a Share and a Warrant.

4. (D) The “Current Market Price” of a Share or a Warrant shall mean (i) if the Shares or Warrants are listed on a national securities exchange or quoted on the OTCQB or OTCQX (or any successor exchange or entity), the closing or last sale price of the Shares or Warrants (as applicable) in the principal trading market for the Shares or the Warrants on the last trading day preceding the day in question as reported by the exchange, the OTCQB or OTCQX, as the case may be; (ii) if the Shares or Warrants are not listed on a national securities exchange or quoted on the OTCQB or OTCQX, but are traded in the residual over-the-counter market, the closing bid price for the Shares or Warrants (as applicable) on the last trading day preceding the date in question for which such quotations are reported in the “Pink Sheets” published by OTC Markets Group, Inc. or similar publisher of such quotations; and (iii) if the fair market value of the Shares or Warrants cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.

5. (E) The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Sales Commencement Date and not later than the Expiration Date by delivering the UPO with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

6. (e) Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Units issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Units shall be deemed to have commenced, on the Issuance Date.

(f) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Units, the Company shall promptly issue to the Holder the number of Units that are not disputed.

(g) Beneficial Ownership. The Company shall not effect the exercise of this UPO, and the Holder shall not have the right to exercise this UPO, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock and Warrants issuable upon exercise of this UPO with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock and Warrants which would be issuable upon (i) exercise of the remaining, unexercised portion of this UPO beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this UPO, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this UPO, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of Units shall be adjusted from time to time as follows:

(a) Voluntary Adjustment by Company. The Company may at any time during the term of this UPO reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Units will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Units will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Units so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Units as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company, at any time while this UPO is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or UPOs to subscribe for or purchase any security other than the Common Stock (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Weighted Average Price determined as of the record date mentioned above, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this UPO (without regard to any limitations on the exercise of this UPO) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing (unless the Company is the Successor Entity) all of the obligations of the Company under this UPO in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of the UPOs in exchange for such UPOs securities of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this UPO, including, without limitation, an adjusted exercise price equal to the value for the Units reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of units of securities equivalent to the shares of Common Stock and Warrants acquirable and receivable upon exercise of this UPO (without regard to any limitations on the exercise of this UPO) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this UPO referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this UPO with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this UPO at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the UPO prior to such Fundamental Transaction, such shares of the publicly traded common stock or common shares (or its equivalent) and warrants (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this UPO been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this UPO. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this UPO at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of shares of Common Stock and Warrants (or other securities, cash, assets or other property) purchasable upon the exercise of this UPO prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including UPOs or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this UPO been exercised immediately prior to such Corporate Event. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this UPO.

(c) Applicability to Successive Transactions. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this UPO.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this UPO, and will at all times in good faith comply with all the provisions of this UPO and take all actions consistent with effectuating the purposes of this UPO. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this UPO or the Warrant issuable upon exercise of the UPO above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this UPO, and (iii) shall, so long as this UPO is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this UPO and the Warrants issuable upon exercise of the UPO, 100% of the number of shares of Common Stock and Warrants issuable upon exercise of this UPO then outstanding (without regard to any limitations on exercise).

6. UPO HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this UPO, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this UPO be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this UPO, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Shares which such Person is then entitled to receive upon the due exercise of this UPO. In addition, nothing contained in this UPO shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this UPO or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF UPOS.

(a) Transfer of UPO. If this UPO is to be transferred, the Holder shall surrender this UPO to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new UPO (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Units being transferred by the Holder and, if less than the total number of Units then underlying this UPO is being transferred, a new UPO (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Units not being transferred.

(b) Lost, Stolen or Mutilated UPO. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this UPO, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this UPO, the Company shall execute and deliver to the Holder a new UPO (in accordance with Section 7(d)) representing the right to purchase the Units then underlying this UPO.

(c) Exchangeable for Multiple UPOs. This UPO is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new UPO or UPOs (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Units then underlying this UPO, and each such new UPO will represent the right to purchase such portion of such Units as is designated by the Holder at the time of such surrender; provided, however, that no UPOs for fractional shares of Common Stock and no fractional Warrants shall be given.

(d) Issuance of New UPOs. Whenever the Company is required to issue a new UPO pursuant to the terms of this UPO, such new UPO (i) shall be of like tenor with this UPO, (ii) shall represent, as indicated on the face of such new UPO, the right to purchase the Units then underlying this UPO (or in the case of a new UPO being issued pursuant to Section 7(a) or Section 7(c), the Units designated by the Holder which, when added to the number of shares of Common Stock underlying the other new UPOs issued in connection with such issuance, does not exceed the number of Units then underlying this UPO), (iii) shall have an issuance date, as indicated on the face of such new UPO which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this UPO.

8. NOTICES. The Company shall provide Holder with prompt written notice of all actions taken pursuant to this UPO. Whenever notice is required to be given under this UPO, unless otherwise provided herein, such notice shall be given in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(i) if to the Company, to:

Prof. Dr. Hermann Lübbert

Chief Executive Officer

Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn, MA 01801

with a copy to:

Stephen E. Older, Esq.

McGuireWoods LLP

1251 Avenue of the Americas, 20th Floor

New York, NY 10020-1104

Attn:	Stephen E. Older, Esq.
Facsimile: [●]

(ii) if to the Holder, at the address of the Holder appearing on the books of the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this UPO may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders. Any such amendment shall apply to all UPOs and be binding upon all registered holders of such UPOs.

10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This UPO shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this UPO, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this UPO and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this UPO. The Company and, by accepting this UPO, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this UPO, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS UPO AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11. CONSTRUCTION; HEADINGS. This UPO shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this UPO are for convenience of reference and shall not form part of, or affect the interpretation of, this UPO.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Units within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Units to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. The prevailing party (which, for purposes of this UPO, is the party whose determinations or calculations is closest to those of the investment bank or the accountant, as the case may be) in any dispute resolved pursuant to this Section 12 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this UPO shall be cumulative and in addition to all other remedies available under this UPO, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this UPO.

14. TRANSFER. Subject to applicable laws and the restrictions set forth in this paragraph, this UPO may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder agrees that, pursuant to the Lock-Up Period (as defined below) contained in Rule 5110(e)(1) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), it will not (a) sell, transfer, assign, pledge, hypothecate or otherwise transfer this UPO (including any Shares and Warrants issued or issuable hereunder); provided that the following will not be prohibited: (i) the transfer of this UPO or any Shares and/or Warrants to any member participating in the offering and/or to its officers or partners, its registered persons or affiliates, if all transferred securities remain subject to the lock-up restriction in Rule 5110(e)(1) for the remainder of the Lock-Up Period; (ii) the exercise of this UPO, if all securities received remain subject to the lock-up restriction in Rule 5110(e)(1) for the remainder of the Lock-Up Period; or (iii) the transfer or sale of this UPO or any Shares and/or Warrants to the Company in a transaction exempt from registration under the Securities Act of 1933, as amended. As used herein, the term “Lock-Up Period” means the period beginning on the date of the commencement of sales of the public offering contemplated by the Underwriting Agreement under the registration statement registering this UPO (the “Sales Commencement Date”) and ending on the one hundred eighty day anniversary of the Sales Commencement Date. In addition, notwithstanding the other terms of this UPO or any agreement between the Company and the Holder, the Holder agrees that, as required by FINRA Rule 5110, (i) this UPO may not be exercised more than five years from the Sales Commencement Date; (ii) the Holder shall not have more than one demand registration right at the Company’s expense; (iii) the Holder shall not have the right to demand registration of this UPO or the Units more than five years after the Sales Commencement Date; (iv) the Holder shall not have the right to piggyback registration with respect to this UPO or the Units more than seven years from the Sales Commencement Date; (v) this UPO may not have anti-dilution terms that allow the Holder and related persons to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; and (vi) this UPO may not have anti-dilution terms that allow the Holder and related persons to receive or accrue cash dividends prior to the exercise or conversion of the security.

15. CERTAIN DEFINITIONS. For purposes of this UPO, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Market or The NASDAQ Global Select Market.

(g) “Expiration Date” means the fifth (5th) anniversary of the Exercisability Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded (a “Holiday”), the next date that is not a Holiday.

(h) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(i) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(j) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(k) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l) “Principal Market” means The Nasdaq Capital Market.

(m) “Required Holders” means, as of any date, the holders of at least a majority of the UPOs outstanding as of such date.

(n) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(o) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(p) “Warrants” means the Warrants included in the Units registered for offer and sale pursuant to the Registration Statement.

(q) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets LLC. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be duly executed as of the Issuance Date set out above.

BIOFRONTERA, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

UNIT PURCHASE OPTION TO PURCHASE COMMON STOCK

BIOFRONTERA, INC.

The undersigned holder hereby exercises the right to purchase Units (“Units”) of BIOFRONTERA, Inc., a Delaware corporation (the “Company”) securities, evidenced by the attached Unit Purchase Option. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Unit Purchase Option.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Units; and/or

____________ a “Cashless Exercise” with respect to _______________ Units.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Units to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Unit Purchase Option.

3. Delivery of Units. The Company shall deliver to the holder __________ Units in accordance with the terms of the Unit Purchase Option and, after delivery of such Units, _____________ Units remain subject to the Unit Purchase Option.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

A-1

EXHIBIT B

ASSIGNMENT FORM

BIOFRONTERA, INC.

(To assign the foregoing Unit Purchase Option, execute this form and supply required information. Do not use this form to purchase Units.)

FOR VALUE RECEIVED, the foregoing Unit Purchase Option and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:

(Please Print)
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Unit Purchase Option, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Unit Purchase Option.

EXHIBIT F

WARRANT AGENT AGREEMENT

This Warrant Agent Agreement (“Warrant Agreement”) is made as of October 28, 2021, by and between Biofrontera Inc., a Delaware corporation, with offices at 120 Presidential Way, Suite 330, Woburn, Massachusetts 01801 (the “Company”), and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A. a federally chartered trust company (collectively, the “Warrant Agent”).

WHEREAS, the Company is engaged in its initial public offering (the “Public Offering”) of 3,100,000 units, each consisting of one share of common stock, par value $0.001 per share (the “Common Stock”) and one warrant (the “Warrants”) entitling its holder to purchase one share of Common Stock for each whole warrant (the “Warrant Shares”) (including the additional shares of Common Stock and/or Warrants issuable to the underwriter if the underwriter’s over-allotment option is exercised);

WHEREAS, the Company has filed, with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 (Registration No. 333-257722) (as amended, the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Act”), of Common Stock, the Warrants and the Warrant Shares; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement.

2.	Warrants.

2.1.	Form of Warrant. Each Warrant shall be: (a) issued in registered form only, (b) in substantially in the form of Exhibit A attached hereto (a “Warrant Certificate”), (c) signed by, or bear the facsimile signature of, the Executive Chairman of the Board of Directors of the Company, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or Secretary of the Company, and (d) signed manually or by facsimile signature by the Warrant Agent. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2.	Effect of Countersignature. Unless and until countersigned by the manual or facsimile signature of the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3.	Registration.

2.3.1.	Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Except as provided in this Section 2.3.1, upon the initial issuance of the Warrants, to the extent the Warrants are DTC eligible as of such date, all of the Warrants shall initially be represented by one or more Warrant Certificates reflecting book-entry of ownership (each a “Book-Entry Warrant Certificate”), deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that request such direct registration. If the Warrants are not DTC-eligible at the issuance date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement within ten (10) Business Days (as defined below) after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) Business Days, or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions, upon receipt of instructions from the Company, to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Holder definitive Warrant Certificates in physical form evidencing such Warrants.

2.3.2.	Registered Holder; Beneficial Owners. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person (as defined in the Warrant Certificate) in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The term “beneficial owner” shall mean any Person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee or a Participant.

2.4.	Separate Issuance of Warrants. The Common Stock and the Warrants shall be issued separately and shall be transferable separately immediately upon issuance. The Common Stock and the Warrants will begin to trade separately on or promptly after the date that is the effective date of the Registration Statement.

2.5.	Uncertificated Warrants. Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form if so specified by the Company.

2.6.	Opinion of Counsel. The Company shall provide an opinion of counsel to the Warrant Agent prior to the issuance of the Warrants to set up a reserve of Warrants and related Warrant Shares. The opinion shall state that all Warrants or Warrant Shares, as applicable, are:

(a) registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and

(b) validly issued, fully paid and non-assessable.

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3.	Terms and Exercise of Warrants.

3.1.	Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $[_] per whole share of Common Stock, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per whole share at which Common Stock may be purchased at the time such Warrant is exercised. The Company, in its sole discretion, may lower the Warrant Price at any time prior to the Expiration Date (as defined below); provided, that any such reduction remains in effect for no less than ten (10) Business Days and shall be identical in percentage terms among all of the then outstanding Warrants. The Company shall promptly notify the Warrant Agent of any Warrant Price reduction.

3.2.	Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on [________] (as defined in the Warrant Certificate) and terminating at 5:00 p.m., New York City time, on [__], 2026 (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become null and void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Company may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice of not less than twenty (20) days to the Warrant Agent and Registered Holders of such extension and that such extension shall be identical in duration among all of the then outstanding Warrants.

3.3.	Exercise of Warrants.

3.3.1.	Payment. Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, at [______], (i) the Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) shall be exercised as described herein and Section 1 of the Warrant, (ii) the subscription form, as set forth in the Warrant Certificate (the “Exercise Notice”), in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures, and (iii), unless the cashless exercise procedure specified in Section 1(d) of the Warrant is specified in the applicable Notice of Exercise (a “Registration Failure Cashless Exercise”), payment in full, in lawful money of the United States, in cash, by wire of same day funds or by certified or bank cashier’s check payable to the order of the Company, the Warrant Price for such number of Warrant Shares totaling whole shares of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Warrant Shares, and the issuance of the Warrant Shares.. Notwithstanding any other provision in this Warrant Agreement, a holder whose interest in a Book-Entry Warrant is a beneficial interest in a Book-Entry Warrant held through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by Depositary (or such other clearing corporation, as applicable). Upon receipt of an Exercise Notice for a Cashless Exercise, the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares issuable in connection with such Cashless Exercise. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise is accurate or correct.

3.3.2.	Fractional Shares. Notwithstanding any provision to the contrary contained in this Warrant Agreement, the Company shall not be required to issue any fractional shares of Common Stock in connection with the exercise of Warrants for Warrant Shares, and in any case where the Registered Holder would be entitled under the terms of the Warrants to receive a fractional share of Common Stock as a Warrant Share upon the exercise of such Registered Holder’s Warrants, issue or cause to be issued only the largest whole number of aggregate Warrant Shares issuable on such exercise (and such remaining fractional shares will be disregarded); provided, that if more than one Warrant Certificate is presented for exercise at the same time by the same Registered Holder, the number of Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of all such Warrants. The Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, the Warrant Agent may request additional funding to cover payments for fractional Warrant Shares. The Warrant Agent shall have no obligation to make such payments for fractional Warrant Shares unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

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3.3.3.	Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Warrant Agent shall advise the Company and its transfer agent regarding (i) the number of Warrant Shares issuable upon such exercise in accordance with the terms and conditions of this Warrant Agreement, (ii) the instructions of each Holder or Participant, as they case may be, with respect to delivery of the Warrant Shares issuable upon such exercise, (iii) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company or such transfer agent and registrar shall reasonably require. Promptly thereafter and within the time period set forth in the Warrants, the Company shall instruct its transfer agent to issue to the Registered Holder of such Warrant a certificate or certificates representing the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, provided, in lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, and provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Registered Holder by crediting the account of the Participant of record with the Depository or through its Deposit Withdrawal Agent Commission system. If such Warrant shall not have been exercised or surrendered in full, in case of a Book-Entry Warrant Certificate, a notation shall be made to the records maintained by the Depository or nominee for each Book-Entry Warrant Certificate, evidencing the balance, if any, of the Warrants remaining after such exercise. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (a) a registration statement under the Act with respect to the Common Stock issuable upon exercise of such Warrants is effective and a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is available for delivery to the Registered Holder of the Warrant or (b) in the absence of a registration statement under the Act with respect to the Common Stock and a current prospectus relating to the shares of Common Stock, in the opinion of counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Registered Holder resides; provided that in the case of a cashless exercise, no registration statement under the Act with respect to the Common Stock and no current prospectus relating to the shares of Common Stock, and no opinion of counsel shall be required. Until otherwise advised in writing by the Company, the Warrant Agent shall always be entitled to assume that either clause (a) or clause (b) is in effect and shall incur no liability in making such assumption. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise or issuance would be unlawful. In the event a such exercise would be unlawful with respect to a Registered Holder in any state, the Registered Holder shall not be entitled to exercise such Warrants and such Warrants may have no value and expire worthless. In no event will the Company be obligated to pay such Registered Holder any cash consideration upon exercise or otherwise “net cash settle” the Warrant.

3.3.4.	Valid Issuance. The validity of any exercise of Warrants will be determined by the Company in its reasonable discretion. The Warrant Agent shall notify a holder of any purported invalidity of any exercise of Warrants. All shares of Common Stock issued upon the proper exercise or surrender of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable.

3.3.5.	Date of Issuance. Each Person in whose name any shares of Common Stock is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open (the “Exercise Date”). If any of (i) the Warrant Certificate or the Book-Entry Warrants, (ii) the Exercise Notice, or (iii) the Warrant Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date, subject to clearance of the funds. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day, subject to clearance of the funds. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Registered Holder as soon as practicable.

3.3.6.	Cost Basis Information.

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(a) In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares in a manner to be subsequently communicated by the Company in writing to the Warrant Agent.

(b) In the event of a Cashless Exercise, the Company shall provide cost basis for shares issued pursuant to a cashless exercise at the time the Company confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent pursuant to Section 3.3.1 hereof.

4.	Adjustments; Rights. The Warrant Shares and Warrant Price shall be subject to adjustment as provided for in the Warrant Certificate, and the rights of Warrant holders as provided for in the Warrant Certificate are incorporated herein by reference and shall be adhered to by the Company and the Warrant Agent. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of any adjustment events. The Company further agrees that it will provide to the Warrant Agent with any new or amended exercise terms. Whenever the Warrant Shares or Warrant Price or the number of shares of Common Stock issuable upon the exercise of each Warrant is adjusted, the Company shall (a) promptly prepare a certificate setting forth the Warrant Price of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant Certificate. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

5.	Transfer and Exchange of Warrants.

5.1.	Transfer of Warrants. The Warrants may be transferred or exchanged separately from shares of Common Stock.

5.2.	Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant into the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer, or properly noticed by the Depositary as contemplated by Section 5.3. Upon any such transfer, a new Warrant, representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon the Company’s request. A party requesting transfer of Warrants must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

5.3.	Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer reasonably acceptable to Warrant Agent, duly executed by the registered holder thereof, or by a duly authorized attorney, and, thereupon, the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that, except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository; provided further, that in the event a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and shall issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Notwithstanding anything else in this Section 5.3, in case of a Book-Entry Warrant, the holder or Participant shall notify the Depositary in accordance with the Depository’s procedures of a requested transfer and the Depositary shall provide notice to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, of a transfer to be recorded in the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such transfer and the new name in which the transferred Book Entry Warrants are to be held.

5.4.	Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate or a Book-Entry Warrant Certificate for a fraction of a Warrant.

5.5.	Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

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6.	Other Provisions Relating to Rights of Registered Holders of Warrants.

6.1.	No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2.	Lost, Stolen Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser, on such terms as to indemnity or otherwise as they may in their discretion impose (which terms shall in all cases include posting of a lost security bond by or on behalf of the Registered Holder, and in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

6.3.	Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

6.4.	Registration of Common Stock. The Company agrees to use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the expiration of the Warrants in accordance with the provisions of this Warrant Agreement; provided, however, that the Company shall not have penalties for failure to deliver Common Stock if a registration statement is not effective or a current prospectus is not on file with the SEC at the time of exercise by the Registered Holder. In addition, to the extent not completed at the time of the initial issuance of the Warrants, the Company agrees to use its reasonable efforts to register such securities under the blue sky laws of the states of residence of the exercising Registered Holders to the extent an exemption under the Act is not available for the exercise of the Warrants. In no event will the Registered Holder of a Warrant be entitled to receive a net-cash settlement or shares of Common Stock or other consideration as of result of the Company’s non-compliance with this Section 6.4.

7.	Concerning the Warrant Agent and Other Matters.

7.1.	Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but neither the Company nor the Warrant Agent shall be obligated to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent shall not register any transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the Persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax, if any, has been paid.

7.2.	Resignation, Consolidation, or Merger of Warrant Agent.

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7.2.1.	Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the Registered Holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be an entity authorized under applicable laws to exercise the powers of a transfer agent and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

7.2.2.	Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than thirty (30) days before the effective date of any such appointment.

7.2.3.	Merger or Consolidation of Warrant Agent. Any Person into which the Warrant Agent may be merged or with which it may be consolidated or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act on the part of the Company or the Warrant Agent.

7.2.4.	Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

7.3.	Fees and Expenses of Warrant Agent.

7.3.1.	Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder as set forth on Exhibit B hereto and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2.	Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

7.4.	Liability of Warrant Agent.

7.4.1.	Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon, and be held harmless for such reliance, such statement for any action taken or suffered or omitted to be taken by it in the absence of bad faith pursuant to the provisions of this Warrant Agreement, and shall not be held liable in connection with any delay in receiving such statement.

7.4.2.	Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company covenants and agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, losses, damages, costs, expenses, and reasonable counsel fees, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, willful misconduct or bad faith.

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7.4.3.	Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

7.4.4.	Instructions. From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Warrant Agreement. Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken, suffered or omitted to be taken by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of written notice thereof from Company.

7.4.5.	Rights and Duties of Warrant Agent.

(a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(c) The Warrant Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent, unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Warrant Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 8.2 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.

(d) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(e) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

(f) The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder

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(g) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(h) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the SEC or this Warrant Agreement, including without limitation obligations under applicable regulation or law.

(i) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(j) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(k) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(l) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant Certificate or Book-Entry Warrant Certificate or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(m) Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought. Neither party to this Warrant Agreement shall be liable to the other party for any consequential, indirect, special, punitive or incidental damages under any provisions of this Warrant Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility or likelihood of such damages.

7.5.	Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the express terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and forward to the Company all moneys received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

7.6.	Survival. The Warrant Agent’s indemnities, immunities and protections provided by this Section 7 shall survive the resignation or discharge of the Warrant Agent or the termination of this Warrant Agreement.

8.	Miscellaneous Provisions.

8.1.	Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2.	Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the Registered Holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

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Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn Massachusetts 01801

Attention: Chief Executive Officer

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Registered Holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services

Any notice, sent by the Warrant Agent pursuant to this Warrant Agreement shall be effective when sent. Any other notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next Business Day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

8.3.	Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company and the Warrant Agent hereby agree that any action, proceeding or claim against either of them arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Warrant Agent hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the Warrant Agent in any action, proceeding or claim.

8.4.	Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Registered Holders of the Warrants and, for the purposes of Sections 6.4, 8.2 and 8.8 hereof, the Underwriter, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Underwriter shall be deemed to be a third-party beneficiary of this Warrant Agreement with respect to Sections 6.4, 8.2 and 8.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Underwriter with respect to the Sections 6.4, 8.2 and 8.8 hereof) and its successors and assigns and of the Registered Holders of the Warrants.

8.5.	Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such Registered Holder to submit his, her or its Warrant for inspection.

8.6.	Counterparts; Facsimile Signatures. This Warrant Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile or electronic signatures shall constitute original signatures for all purposes of this Warrant Agreement and shall have the same authority, effect and enforceability as an original signature.

8.7.	Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof

8.8.	Amendments. This Warrant Agreement and any Warrant certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”), without the consent of any of the Warrant Holders, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Warrant Agreement that is not inconsistent with the provisions of this Warrant Agreement or the Warrant certificates, (ii) evidencing the succession of another entity to the Company and the assumption by any such successor of the covenants of the Company contained in this Warrant Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) adding to the covenants of the Company for the benefit of the Registered Holders or surrendering any right or power conferred upon the Company under this Warrant Agreement, or (viii) amending this Warrant Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Registered Holders in any material respect. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of the Registered Holders representing at least of 50.1% of the Warrant Shares issuable under the Warrants then outstanding. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2, respectively, without such consent. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 8.8.

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8.9.	Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10.	Business Day. For purposes of this Warrant Agreement, a “Business Day” is any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

8.11.	Bank Accounts. All funds received by Computershare Inc. under this Warrant Agreement that are to be distributed or applied by Computershare Inc. in the performance of its services hereunder (the “Funds”) shall be held by Computershare Inc. as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare Inc. in its name as agent for the Company. Until paid pursuant to the terms of this Warrant Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare Inc. shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare Inc. in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare Inc. may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare Inc. shall not be obligated to pay such interest, dividends or earnings to the Company, any holder of Warrants or any other party.

8.12.	Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the patties hereto as of the day and year first above written.

BIOFRONTERA INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A and
COMPUTERSHARE INC.

By:
Name:
Title:

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Exhibit A

Form of Warrant

The number of shares of Common Stock issuable upon exercise of this Warrant may be less than the amounts set forth on the face hereof pursuant to Section 1(a) of this Warrant.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Biofrontera Inc.

Warrant to Purchase Common Stock

Warrant No.:[____]	Warrant CUSIP:[___]
Number of Warrants: [___]

Date of Issuance: [          ], 2021 (“Issuance Date”)

NOT EXERCISABLE AFTER [                                  ]

BIOFRONTERA INC., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [______________], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [__] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is a global certificate evidencing Warrants to Purchase Common Stock (the “Registered Warrants”) issued pursuant to that certain Underwriting Agreement, dated as of October [__], 2021 (the “Applicable Date”), by and among the Company and the underwriter(s) referred to therein, as amended from time to time (the “Underwriting Agreement”) and (ii) the Company’s Registration Statement on Form S-1 (File No. 333-257722) (the “Registration Statement”).

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EXERCISE OF WARRANT.

Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after [_________] (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, (i) in the form attached hereto as Exhibit A or (ii) via an electronic warrant exercise through the DTC system (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Registration Failure Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Holder has delivered an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. No later than 5:00 P.M., Eastern Time, on the second (2nd) Trading Day following the date on which the Exercise Notice has been delivered to the Company (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (i) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an assignment form duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Election to Purchase and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. Notwithstanding the foregoing, the Company shall deliver Warrant Shares to the Holder on or prior to the earlier of (A) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (B) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Registration Failure Cashless Exercise) (such later date, the “Share Delivery Date”). From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program.

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Exercise Price. For purposes of this Warrant, “Exercise Price” means $[ ], subject to adjustment as provided herein.

Company’s Failure to Timely Deliver Securities. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Election to Purchase by the Delivery Time, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the closing price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Delivery Time until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 1(a) above pursuant to an exercise on or before the Exercise Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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Registration Failure Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof the Registration Statement is not effective (or the prospectus contained therein is not available for use) for the issuance of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Registration Failure Cashless Exercise”):

(A – B) (X) divided by (A), where:

A= the last VWAP immediately preceding the date of exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Exercise Notice (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

X = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a Registration Failure Cashless Exercise.

If the Warrant Shares are issued in a Registration Failure Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Applicable Date, it is intended that the Warrant Shares issued in a Registration Failure Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Underwriting Agreement. The Company agrees to not take any position contrary to this Section 1(d).

Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

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Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Registered Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Registered Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

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ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

Stock Dividends and Splits. Without limiting any provision of Section 4, if the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the Aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the Aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

Other Events. In the event that the Company (or any Subsidiary (as defined in the Underwriting Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, subject to any required prior consent of the Principal Market (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions), with the prior written consent of the holders of a majority of the Registered Warrants then outstanding, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

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Rights upon distribution of assets. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

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Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

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Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or other organizational documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

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REISSUANCE OF WARRANTS.

Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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NOTICES. 8.13. General. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) if delivered by electronic mail, when sent (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not promptly receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient) and (E) if delivered by facsimile, upon electronic confirmation of receipt of such facsimile, and will be delivered and addressed as follows:

if to the Company, to:

Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn, MA 01801

Attention: Prof. Dr. Hermann Lübbert

if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

Required Notices. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least ten Trading Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

GOVERNING LAW.

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at its principal executive office and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Bloomberg” means Bloomberg, L.P.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

“Expiration Date” means the date that is the fifth anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

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“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

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“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

“Principal Market” means the Nasdaq Capital Market.

“SEC” means the United States Securities and Exchange Commission or the successor thereto.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

BIOFRONTERA INC.

By:
Name:
Title:

30

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

BIOFRONTERA INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Biofrontera Inc., a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _________________ Warrant Shares by the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(d), to exercise this Warrant with respect to the above number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(d).

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

[  ] Check here if requesting delivery as a certificate to the following name and to the following address:

Issued to:

[  ] Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: __________ __,

__________________________

Name of Registered Holder

By: __________________________

Name:

Title:

Tax ID:___________________________

Facsimile:_________________________

E-mail Address:_____________________

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EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

BIOFRONTERA INC.

By:
Name:
Title:

32